UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K
                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest events reported)   February 17, 2000
                                                         -----------------
                                                         February 10, 2000
                                                         -----------------

                      PUBLIC SERVICE COMPANY OF NEW MEXICO
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


          New Mexico              Commission                  85-00019030
  ---------------------------     File Number 1-6986    ----------------------
 (State or Other Jurisdiction                 ------       (I.R.S. Employer
      of Incorporation)                                 Identification) Number)



        Alvarado Square, Albuquerque, New Mexico             87158
        ----------------------------------------             -----
        (Address of principal executive offices)           (Zip Code)



                                 (505) 241-2700
                                 --------------
              (Registrant's telephone number, including area code)


                         ------------------------------
              (Former name, former address and former fiscal year,
                         if changed since last report)

Item  5.   Other Event

Avistar Invests in Internet Energy Exchange

Energy services provider Avistar Inc., a wholly-owned subsidiary of Public Service Company of New Mexico (the "Company") announced today that it has acquired a significant stake in AMDAX.com, a business to business e-commerce company in San Diego, California.

Under the terms of the agreement, Avistar is acquiring three million shares of AMDAX convertible preferred stock ($.001 par value) at $1.00 per share, representing approximately a 25 percent ownership interest in the company, and warrants to purchase two million shares of AMDAX common stock. Total purchase price is $3.0 million. Avistar representatives will have one seat on the seven-member AMDAX Board of Directors. The Company will account for this investment under the equity method. The investment does not meet the definition of a significant acquisition as defined in the filing requirements of Form 8-K.

AMDAX has developed a proprietary, Internet-based auction platform, "PowerBid," which efficiently brings together electricity buyers and sellers in the newly deregulated electric power market. Through PowerBid, multiple energy suppliers actively compete for the energy contracts of commercial, industrial and governmental customers, based upon the terms and conditions selected by the customers. The proposed contracts, together with the customers' energy usage profiles and credit ratings, are electronically posted on a secure web site. Pre-qualified energy suppliers logon to the system to review the available contracts and submit their bids.

In addition to managing the auction process, AMDAX will offer a range of additional customer services, either directly or through strategic alliances formed with some of the leading providers in the industry. These services will include energy audits, billing, meter installations and solutions, meter reading and demand side management. The company expects to begin conducting its first auctions in March 2000.

In addition to its investment, Avistar will assist AMDAX in regulatory proceedings in states now engaged in energy industry restructuring, and the two companies will engage in joint marketing efforts.

Avistar operates an advanced meter servicing  business in California and Nevada,
and  offers  energy  and  water   management   solutions  for   government   and
institutional clients in the Southwest.


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


For more information about AMDAX and a demonstration of the PowerBid system, visit the company's web site at www.amdax.com. Information about Avistar's advanced meter servicing business is available at www.phaser.com. Information about PNM is available at www.pnm.com.

Disclosure Regarding Forward Looking Statements

The Private Securities Litigation Reform Act of 1995 (the "Act") provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about their companies without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful, cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Words such as "estimates," "expects," "anticipates," "plans," "believes," "projects," and similar expressions identify forward-looking statements. Accordingly, the Company hereby identifies the following important factors which could cause the Company's actual financial results to differ materially from any such results which might be projected, forecasted, estimated or budgeted by the Company in forward-looking statements: (i) adverse actions of utility regulatory commissions; (ii) utility industry restructuring; (iii) failure to recover stranded costs; (iv) the inability of the Company to successfully compete outside its traditional regulated market; (v) the success of the Company's expansion strategies; (vi) regional economic conditions, which could affect customer growth; (vii) adverse impacts resulting from environmental regulations;
(viii) loss of favorable fuel supply contracts; (ix) failure to obtain water rights and rights-of-way; (x) operational and environmental problems at generating stations; (xi) the cost of debt and equity capital; (xii) weather conditions; and (xiii) technical developments in the utility industry.




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


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                     PUBLIC SERVICE COMPANY OF NEW MEXICO
                                     -----------------------------------------
                                                (Registrant)


Date:  February 17, 2000                         /s/ John R. Loyack
                                     -----------------------------------------
                                                   John R. Loyack
                                         Vice President, Corporate Controller
                                             and Chief Accounting Officer
                                             (Officer duly authorized to
                                                  sign this report)






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